UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2015

THE RADIANT CREATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-136663	45-2753483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harbour Financial Center 2401 PGA Boulevard, Suite 280-B Palm Beach Gardens, FL	33410
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 420-0380

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Designation of Series A Super Voting Preferred Stock

On August 12, 2015, the Board of Directors of The Radiant Creations Group, Inc., a Nevada corporation (the “Company”) approved a Series A Super Voting Preferred Stock Certificate of Designation, included as Exhibit 3.1 hereto, which sets forth the rights, preferences and privileges, to be known as Series A Super Voting Preferred Stock which supersedes and replaces the original Series A Preferred Stock Certificate of Designation in its entirety dated September 10, 2014 and filed with the State of Nevada on October 13, 2014.  The Company is authorized to issue up to Three Million (3,000,000) shares of Series A Super Voting Preferred Stock.  Each share of the Series A Super Voting Preferred Stock shall be entitled to the voting equivalent of 200 shares of common stock. The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation, which is attached as Exhibit 3.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Series A Super Voting Preferred Stock Certificate of Designation as filed with the Secretary of the State of Nevada on August 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RADIANT CREATIONS GROUP, INC.
Date: August 17, 2015	By: /s/ Michael Alexander Michael Alexander, Chief Executive Officer

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